CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Presstek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated February 16, 1996, relating to the financial statements and schedule of Presstek, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 1995.

We also consent to the references to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

New York, New York
April 2, 1996